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EXHIBIT 3.12

BYLAWS
OF
CONSPEC MARKETING AND MANUFACTURING CO., INC.,
a Kansas Corporation

ARTICLE I

OFFICES

        Section 1.    REGISTERED OFFICE.    The registered office shall be in the City of Kansas City, County of Wyandotte, State of Kansas.

        Section 2.    OTHER OFFICES.    The corporation may also have offices at such other places both within and without the State of Kansas as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE II

STOCKHOLDERS

        Section 1.    ANNUAL MEETING.    The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at the registered office on the first Monday in June of each year, commencing with the year 1993, or at such other date and time as soon thereafter as convenient as shall be designated by the Board of Directors and stated in the notice of the meeting.

        Section 2.    SPECIAL MEETINGS.    Special meetings of the stockholders for any purpose or purposes may be called by the Board of Directors, the President, or the Secretary, and shall be called by the President or Secretary at the request in writing of stockholders owning not less than one-fifth of the capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

        Section 3.    PLACE OF MEETING.    Meetings of the stockholders shall be held at the registered office of the corporation in the State of Kansas or at such other place, either within or without the State of Kansas, as shall be specified in the notice of the meeting or in a duly executed waiver of notice thereof.

        Section 4.    NOTICE.    Written or printed notice of each meeting of stockholders stating the place, date and hour of the meeting and, in case of a special meeting, the purpose or purposes thereof, shall be delivered or given not less than ten (10) nor more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the Board of Directors or the officer calling the meeting, to each stockholder entitled to vote at such meeting.

        Section 5.    ADJOURNED MEETINGS.    Any stockholders' meeting may be adjourned from time to time until its business is completed, and the stockholders present at any meeting, or any adjourned meeting, though less than a quorum, may successively adjourn the meeting to a specified date not longer than thirty (30) days after such adjournment, without notice other than announcement of the time and place at the meeting.

        Section 6.    QUORUM.    At all meetings of the stockholders, a majority of the outstanding shares entitled to vote at such meeting, represented in person or by proxy, shall constitute a quorum. Every decision of a majority of such quorum shall be valid as a corporate act unless a larger vote is required by the Articles of Incorporation, these Bylaws or the Kansas Corporation Code.

        Section 7.    PROXIES.    Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period.

        Section 8.    WAIVER OF IRREGULARITY.    If any meeting of the stockholders be irregular for want of call or notice, provided a quorum was present at such meeting, the proceedings of said meeting may be ratified and approved and rendered likewise valid, and the irregularity or defect therein waived, by a writing signed by all stockholders having the right to vote at such meeting. Such ratification and approval may be by proxy or attorney, but all such proxies and powers of attorney must be in writing and delivered to the Secretary.

        Section 9.    VOTING.    Each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder. Voting at all meetings of the stockholders shall be by voice unless the chairman of such meeting shall determine that voting with respect to a particular matter shall be by ballot, and except that elections of directors shall be by written ballot if requested by any stockholder. Persons holding stock in a fiduciary capacity, and persons whose stock is pledged shall be entitled to represent and vote such stock on all issues (unless in the transfer by the pledgor on the books of the corporation he has expressly empowered the pledgee to vote thereon, in which case only the pledgee or his proxy may represent such stock and vote thereon), even though the purpose of the vote is to determine whether or not the corporation shall exercise a right, if any, granted to it by its Articles of Incorporation, or these Bylaws, or a stockholders' agreement or other contract, to repurchase the very stock held and voted by such fiduciary or pledgor. No stockholder shall have the right to cumulate his or her votes for the election of directors.

        Section 10.    ACTION WITHOUT A MEETING.    Any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by all the holders of outstanding stock entitled to vote thereon. Such written consents, which shall have the same effect as a unanimous vote of the stockholders at a meeting duly held, shall be filed with the minutes of the meetings of the stockholders.

ARTICLE III

BOARD OF DIRECTORS

        Section 1.    NUMBER AND TERM.    The number of directors shall be five (5). Each director shall hold office until the next succeeding annual meeting of stockholders and until his successor is duly elected and qualified, or until his earlier death, resignation or removal. Any director may resign at any time upon written notice to the corporation. In case of the death, resignation or removal of one or more of the directors of the corporation, or in the case of newly created directorships, a majority of the directors then in office, although less than a quorum, may fill the vacancy or vacancies until the successor or successors are elected at the next annual meeting of the stockholders, or until a special stockholders' meeting shall be called and held to fill such vacancy or vacancies. Directors need not be stockholders.

        Section 2.    MEETINGS.    Meetings of the Board of Directors of this corporation shall be held at such place within or without the State of Kansas as the resolution or notice calling such meeting shall specify, or as the directors may agree. The annual meeting of the directors for the purpose of electing officers and transacting such other business as may come before the meeting shall be held on the first Monday in June immediately following the adjournment of the annual meeting of stockholders held on that day.

        No notice of such annual meeting of directors need be given. If for any reason such annual meeting of the directors is not or cannot be held as herein prescribed, the officers may be elected at the first meeting of the directors thereafter called pursuant to these Bylaws. Regular meetings of the Board shall be held at such times as the Board may from time to time provide and without any notice other than the resolution or action providing therefor. Special meetings of the Board may be held at any time upon the call of any member of the Board. Written notice of all special meeting of the Board of Directors shall be given to each director, which notice shall state the time, place and purposes of such meeting, and shall be personally served upon each director at least one day before such meeting, or sent by mail or telegram at least two days before such meeting, addressed to the last known residence or place of business of each director.

        Section 3.    PARTICIPATION BY TELEPHONE.    Members of the Board of Directors or any committee designated by such Board may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

        Section 4.    WAIVER OF IRREGULARITY.    If any meeting of the directors be irregular for want of call or notice, provided a quorum was present at such meeting, the proceedings of such meeting may be ratified and approved and rendered likewise valid, and the irregularity or defect therein waived, by a writing signed by all persons having the right to vote at such meeting.

        Section 5.    QUORUM.    A majority of the total number of directors shall constitute a quorum for the transaction of business, and the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. If less than a quorum be a present at any meeting, those present may successively adjourn the meeting to a specified future date, without notice other than announcement of the time and place at the meeting.

        Section 6.    POWER AND AUTHORITY.    The business and affairs of the corporation shall be managed by its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by the Kansas Corporation Code, or by the Articles of Incorporation, or by these Bylaws directed or required to be exercised or done by the stockholders.

        Section 7.    ACTION WITHOUT A MEETING.    Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

        Section 8.    COMMITTEES.    The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors designating the same, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Articles of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the Bylaws of the corporation; and, unless the resolution of the Board of

Directors expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Each committee shall keep regular minutes of its proceedings and report the same to the Board when required.

        Section 9.    COMPENSATION OF DIRECTORS.    Directors, as such, shall not receive any stated salary for their services, but by resolution of the Board a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board; provided that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

ARTICLE IV

WAIVER OF NOTICE

        Section 1.    WAIVER OF NOTICE.    Whenever notice is required to be given under any provisions of these Bylaws, or of the Articles of Incorporation or the Kansas Corporation Code, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be the equivalent of notice. Attendance of a person at a meeting, including attendance by proxy at a shareholders' meeting, shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice.

ARTICLE V

OFFICERS

        Section 1.    NUMBER.    The officers of the Corporation shall be a President, a Secretary and a Treasurer. The Board of Directors may also elect a Chairman of the Board, one or more Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers. Two or more offices may be held by the same person but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law, the Certificate of Incorporation or these Bylaws to be executed, acknowledged or verified by two or more officers.

        Section 2.    ELECTION AND TERM OF OFFICE.    The officers of the Corporation shall be chosen annually by the Board of Directors at the annual meeting thereof. Each such officer shall hold office until his successor shall have been duly chosen and shall qualify, or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

        Section 3.    COMPENSATION OF OFFICERS.    Officers shall receive compensation for their service and reimbursement of their expenses incurred in behalf of the business of the corporation as fixed by the Board of Directors.

        Section 4.    REMOVAL AND VACANCIES.    Any officer may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed. If the office of any officer becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.

        Section 5.    CHAIRMAN OF THE BOARD.    If a Chairman of the Board is elected or appointed, he shall preside at all meetings of the stockholders and directors at which he may be present. The Board of Directors may delegate such other authority and assign such additional duties to the Chairman of the Board as it may from time to time determine.

        Section 6.    PRESIDENT.    The President shall be the chief executive officer of the Corporation; he shall preside at all meetings of the stockholders and directors, shall have general and active management of those areas of the business of the Corporation prescribed by the Board of Directors and shall see that all orders and resolutions of the Board are carried into effect. The President shall have the power on behalf of the Corporation to enter into, execute and deliver all contracts, instruments, conveyances or documents and to affix the corporate seal thereto.

        Section 7.    VICE PRESIDENTS.    Each Vice President shall have power on behalf of the Corporation to enter into and execute contracts, instruments, conveyances or documents and to affix the corporate seal thereto. Each Vice President shall also have such other duties and powers as the Board of Directors shall form time to time designate.

        Section 8.    SECRETARY.    The Secretary shall give or cause to be given notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President under whose supervision he shall be. The Secretary shall keep in safe custody the seal of the Corporation and, when authorized by the Board of Directors, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of an Assistant Secretary.

        Section 9.    ASSISTANT SECRETARY.    The Assistant Secretary shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

        Section 10.    TREASURER.    The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors taking proper vouchers for such disbursements and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so require, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

        Section 11.    ASSISTANT TREASURER.    The Assistant Treasurer shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and shall have such other powers as the Board of Directors may from time to time prescribe.

ARTICLE VI

INDEMNIFICATION

        Section 1.    THIRD PARTY ACTIONS.    The corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, including all appeals (other than an action, suit or proceeding by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, decrees, fines, penalties, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation; and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

        Section 2.    DERIVATIVE ACTIONS.    The corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit, including all appeals, by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been finally adjudged to be liable for negligence or misconduct in the performance of such person's duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper.

        Section 3.    RIGHTS AFTER SUCCESSFUL DEFENSE.    To the extent that a director, trustee, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 and 2 of this Article, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

        Section 4.    OTHER DETERMINATION OF RIGHTS.    Any indemnification under Section 1 and 2 of this Article (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, trustee, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 1 and 2 of this Article. Such determination shall be made (a) by a majority vote of directors acting at a meeting at which a quorum consisting of directors who were not parties to such action, suit or proceeding is present, or (b) if such a quorum is not obtainable (or even if obtainable), and a majority of disinterested directors so directs, by independent legal counsel (compensated by the corporation) in a written opinion, or (c) by the affirmative vote in person or by proxy of the holders of a majority of the shares entitled to vote in the election of directors, without regard to voting power which may thereafter exist upon a default, failure, or other contingency.

        Section 5.    ADVANCES OF EXPENSES.    Expenses of each person indemnified hereunder incurred in defending a civil, criminal, administrative, or investigative action, suit, or proceeding (including all appeals), or threat thereof, may be paid by the corporation in advance of the final disposition of such action, suit, or proceeding as authorized by the Board of Directors, whether a disinterested quorum of such directors exists or not, upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee or agent, to repay such amount unless it shall ultimately be determined that such person is entitled to be indemnified by the corporation.

        Section 6.    NONEXCLUSIVENESS; HEIRS.    The indemnification or advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled as a matter of law or under the Articles of Incorporation, these Bylaws, any agreement, vote of stockholders, any insurance purchased by the corporation, or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be director, trustee, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

        Section 7.    PURCHASE OF INSURANCE.    The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this Article or of the Kansas Corporation Code.

ARTICLE VII

CERTIFICATES OF STOCK AND TRANSFERS

        Section 1.    CERTIFICATES.    The certificates of stock of this corporation shall be in such form, not inconsistent with the Articles of Incorporation, as shall be approved by the Board of Directors. They shall be signed in the name of the corporation by the Chairman of the Board, or the President or a Vice President and by the Treasurer or an Assistant Treasurer, or by the Secretary or an Assistant Secretary and shall bear the corporate seal. All certificates shall be consecutively numbered. The name of the person to whom each certificate is issued, the number of shares represented thereby, and the date of issue shall be entered on the books of the corporation. Shares of the stock of the corporation shall be transferred only on the books of the corporation by the holder thereof in person, or by his attorney, and upon surrender and cancellation of certificates for a like number of shares.

        The powers, designations, preferences and relative participating, option or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 53 of the Kansas Corporation Code, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so request the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

        Section 2.    REGISTERED STOCKHOLDERS.    The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof, and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Kansas.

        Section 3.    LOST CERTIFICATES.    In the case of the loss, theft or destruction of any certificate representing shares of stock of the corporation, a new certificate may be issued upon the following conditions: The owner shall file with the Secretary an affidavit giving the facts in relation to the ownership and the loss or destruction of said certificate, stating its number and the number of shares represented thereby. The Secretary shall present such affidavit to the Board of Directors, and if the Board of Directors shall be satisfied that such certificate has been lost, stolen or destroyed, and that a new certificate ought to be issued in lieu thereof, the Board may direct the officers of the corporation to issue a new certificate upon the filing of a bond in such penal sum, with such conditions, in such form and with such surety as the Board of Directors may prescribe, to indemnify and save harmless this corporation from and against any claim, loss, expense, damage or liability occasioned by the issuance of such new certificate, and upon the filing of such bond, the proper officers of the corporation shall issue a new certificate for the number of shares to the owner of the certificate so lost or destroyed.

ARTICLE VIII

MISCELLANEOUS

        Section 1.    CORPORATE SEAL.    The corporate seal shall have inscribed thereon the name of the corporation and the words: "Corporate Seal Kansas".

        Section 2.    FUNDS.    The funds of the corporation shall be deposited in such depository or depositories as the directors may from time to time select. Checks thereupon or other withdrawals shall be signed by such person or persons as the directors may from time to time designate.

        Section 3.    AMENDMENTS.    The Board of Directors shall have power to make and from time to time alter and repeal the Bylaws of the corporation; provided, however, that the paramount power to make, alter and repeal shall always be vested in the stockholders, which power may be exercised by a vote thereof present at any annual or special meeting of the stockholders; provided, further, that thereafter the directors shall have power to suspend, repeal, amend or otherwise alter any Bylaws or portion thereof so enacted by the stockholders, unless the stockholders in enacting such Bylaws or portion thereof shall otherwise provide.

ARTICLE IX

RECORD DATES

        Section 1.    RECORD DATES.    In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If no record date is fixed:

(1)
The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held;

(2)
The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed;

(3)
The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

        A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, except that the Board of Directors may fix a new record date for the adjourned meeting.

DAYTON SUPERIOR SPECIALTY CHEMICAL CORP.
AMENDMENT TO BYLAWS ADOPTED JULY 17, 2000

        RESOLVED, that the first sentence of Article III, Section 1, of the Bylaws of the Corporation be, and it hereby is, amended in its entirety to read as follows:

          Until changed by resolution adopted by the directors of the Corporation or by the stockholders of the Corporation, the number of directors of the Corporation shall be three.

        RESOLVED, that the Bylaws of the Corporation be, and they hereby are, amended to change the name of the Corporation as set forth therein to "Dayton Superior Specialty Chemical Corp."

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BYLAWS OF CONSPEC MARKETING AND MANUFACTURING CO., INC., a Kansas Corporation
DAYTON SUPERIOR SPECIALTY CHEMICAL CORP. AMENDMENT TO BYLAWS ADOPTED JULY 17, 2000